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                                                                   EXHIBIT 23.1

                           INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion of our report dated October 7, 1998 relating to the balance sheet of M & M Machine and Tool Co., as of July 26, 1998 and the related statements of income, retained earnings, and cash flows for the period from August 1, 1997 to July 26, 1998, which report appears in the Form 8-K/A of Kaynar Technologies Inc. dated October 9, 1998.


                                              Allen, Haight & Cooney LLP

Irvine, California
October 7, 1998